UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 14, 2017

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

281 Tresser Blvd., 9th Floor Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

License, Development and Commercialization Agreement

On November 14, 2017, Loxo Oncology, Inc. (the “Company” or “Loxo Oncology”) entered into a License, Development and Commercialization Agreement (the “Agreement”) with Bayer Consumer Care AG (“Bayer”) pursuant to which the Company and Bayer will collaborate to develop and commercialize larotrectinib and LOXO-195, Loxo Oncology’s franchise of highly selective TRK inhibitors for patients with TRK fusion cancers. Pursuant to the Agreement, Loxo Oncology has granted co-exclusive development and commercialization licenses to Bayer for both larotrectinib and LOXO-195.

In addition to an upfront cash payment of $400.0 million, Loxo Oncology is eligible to receive $450.0 million in milestone payments upon larotrectinib regulatory approvals and first commercial sale events in certain major markets and an additional $200.0 million in milestone payments upon LOXO-195 regulatory approvals and first commercial sale events in certain major markets.

Loxo Oncology will lead global development activities and regulatory activities in the United States. Bayer will lead regulatory activities outside the United States and global commercial activities. Globally, Loxo Oncology will be responsible for 50% of development costs. In the United States, where Loxo Oncology and Bayer will co-promote the products, Loxo Oncology will be responsible for 50% of the commercial costs and receive 50% of the profits. Bayer will pay Loxo Oncology a $25.0 million milestone upon achieving a certain U.S. net sales threshold. Loxo Oncology will have the right to opt-out of the U.S. co-promotion, in which case Loxo Oncology would receive a royalty in the low thirties percent range on U.S. net sales, which is meant to approximate the economics of the 50/50 profit split.

Outside of the United States, where Bayer will commercialize, Bayer will pay Loxo Oncology tiered, double digit royalties on net sales, and sales milestones totaling $475.0 million. Bayer will book revenues worldwide.

The Agreement also includes a standstill provision that prevents Bayer from acquiring five percent or more of Loxo Oncology’s voting securities.

The Agreement will terminate as to a product or country upon the expiration of the royalty term applicable to such product in such country. The Agreement may be terminated by either party for material breach or bankruptcy. In addition, Bayer may terminate the Agreement after the fourth anniversary of the effective date upon written notice to Loxo Oncology, or in the event that Loxo Oncology receives a “complete response letter” from the U.S. Food and Drug Agency with respect to larotrectinib, or if Loxo Oncology does not receive marketing approval for larotrectinib by December 31, 2018.

Loxo Oncology expects to file the Agreement as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2017 and intends to seek confidential treatment for certain terms and provisions of the Agreement. The foregoing description is qualified in its entirety by reference to the text of the Agreement when filed.

Loxo Oncology issued a press release on November 14, 2017 announcing the Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Forward-Looking Statements

To the extent that statements contained in this Current Report on Form 8-K are not descriptions of historical facts regarding Loxo Oncology, Inc., they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including Loxo Oncology’s expectations regarding the ability of Loxo Oncology to advance its research and development pipeline, including its discovery and preclinical pipeline in clinical trials; Loxo Oncology’s expectations regarding its ability to co-develop and co-commercialize larotrectinib or any other product candidate; the receipt of the upfront payment from Bayer; Loxo Oncology’s expectations regarding its ability to realize substantial potential downstream value and profits from its alliance with Bayer; and the potential of Loxo

Oncology’s product candidates to significantly impact cancer treatment and the clinical outcome of patients with cancer. Such forward-looking statements involve substantial risks and uncertainties that could cause Loxo Oncology’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; the risks and uncertainties of the regulatory approval process; Loxo Oncology’s dependence on its collaboration partners, including Bayer, for the funding of its partnered programs; Loxo Oncology’s ability to raise additional capital to support the development of its unpartnered programs; Loxo Oncology’s dependence on the development and marketing efforts of its partners for the commercial success of its partnered product candidates; Loxo Oncology’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; Loxo Oncology’s reliance on single source third-party contract manufacturing organizations to manufacture and supply its product candidates; Loxo Oncology’s ability to validate, develop and obtain regulatory approval for companion diagnostics; Loxo Oncology’s ability to achieve market acceptance and commercial success of its product candidates once regulatory approval is achieved; Loxo Oncology’s ability to discover, develop and commercialize additional product candidates; the ability of competitors to discover, develop or commercialize competing products more quickly or more successfully; risk of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Loxo Oncology’s patents or proprietary rights; and the ability of Loxo Oncology’s proprietary rights to protect its technologies and product candidates. Loxo Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Loxo Oncology’s business in general, see Loxo Oncology’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed with the Securities and Exchange Commission on November 2, 2017.

Item 9.01                                           Financial Statements and Exhibits.

(d)Exhibits

No.	Description

99.1	Press release, dated November 14, 2017, announcing the collaboration with Bayer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: November 14, 2017	By:	/s/ Jennifer Burstein
	Name:	Jennifer Burstein
	Title:	Vice President of Finance and principal financial officer